EXHIBIT 5.1

    [letterhead of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.]

                                            February 11, 1999

Mr. Alan B. Levan
BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, Florida 33304

         RE:      BankAtlantic Bancorp, Inc.
                  $21,000,000 OF SUBORDINATED DEBENTURES

Dear Mr. Levan:

         As counsel to BankAtlantic Bancorp, Inc. (the "Corporation"), we have examined the Amended and Restated Articles of Incorporation and Bylaws of the Corporation as well as such other documents and proceedings as we have considered necessary for the purposes of this opinion. We have also examined and are familiar with the proceedings taken by the Corporation to issue and sell up to $21,000,000 of 9% subordinated debentures due 2005 of the Corporation (the "Debentures"). In addition, we have examined a copy of the Corporation's Registration Statement on Form S-2, File No. 33-96184, the Corporation's and BBC Capital Trust I's Registration Statement on Form S-3 of which this opinion is an exhibit (the "Registration Statement"), and that certain Indenture between the Corporation and American Bank National Association (predecessor to First Star Corporate Trust Services), as Trustee, filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939.

         Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Debentures have been validly issued and are binding obligations of the Corporation.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          /s/ STEARNS WEAVER MILLER WEISSLER
                                              ALHADEFF & SITTERSON, P.A.